Exhibit 10.1



                             FIRST AMENDMENT OF THE
                         DIRECTOR DEFERRED COMPENSATION
                                MASTER AGREEMENT


     This First Amendment ("Amendment"), dated as of the 15th day of February, 2005, hereby amends the Director Deferred Compensation Master Agreement effective November 1, 1993 (the "Agreement") of River Valley Financial Bank (formerly Madison First Federal Savings and Loan Association).

A. Freezing of the Agreement as of December 31, 2004.

     With respect to all benefits vested and earned as of December 31, 2004, by Directors of River Valley Financial Bank (the "Association") participating in the Agreement on that date, those benefits shall be governed by the terms of the Agreement in effect on December 31, 2004.

B. Amendment of the Agreement Effective January 1, 2005.

     With respect to all benefits vested or earned on and after January 1, 2005, by Directors of the Association participating in the Agreement on and after January 1, 2005, those benefits shall be governed by the terms of the Agreement in effect on December 31, 2004, as amended by the following provisions:

     1. Subsection 1.9 shall be amended in its entirety to read as follows:

          Section 1.9 "Disability Benefit" means the benefit annuity payable to the Director following a determination in accordance with Subsection 4.2, that he is disabled as provided in that Subsection.

     2. A new Subsection 1.14 shall be amended to read in its entirety as follows:

          Section 1.14 "Financial Hardship" means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director's spouse, or a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

     3. Subsection 1.15 shall be amended to read in its entirety as follows:

          Section 1.15 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship; provided, however that, consistent with regulations of the Internal Revenue

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     Service,  amounts  distributed with respect to a Financial Hardship may not exceed  the  amounts  necessary  to satisfy  such  emergency  plus  amounts
     necessary  to  pay  taxes  reasonably   anticipated  as  a  result  of  the
     distribution of benefits after taking into account the extent to which such
     Financial  Hardship  is  or  may  be  relieved  through   reimbursement  or
     compensation by insurance or otherwise or by liquidation of the Director's assets (to the extent the liquidation of such assets would not itself cause a Financial Hardship).

     4. A new Subsection 1.21 shall be added to read as follows:

          Section 1.21 "Joinder Agreement" shall mean an agreement in the form of Exhibit A hereto which shall be completed and signed as of the Effective Date or, as to Directors who elect to participate in this Agreement after the Effective Date, by completing and signing such Joinder Agreement no later than the December 31st preceding the January 1st as of which the deferral of fees hereunder shall be effective. A director may change the amount of fees deferred hereunder provided such change is made before the end of the year prior to the year in which the revised deferral is to be effective. Changes in the Payout Period and Benefit Age must be in writing, at least twelve (12) months prior to the date of the first scheduled payment and shall not be effective earlier than twelve (12) months after the modification is made. In addition, such modification shall extend the deferral period for a period of at least five additional years from the date the distribution was scheduled to begin prior to such change.

     5. A new Subsection 1.22 shall be added to read as follows:

          Section 1.22. "Change in Control" shall mean a change in the ownership or effective control of the Association, or in the ownership of a substantial portion of the assets of the Association, as shall be prescribed by regulations adopted by the Internal Revenue Service under
     Section 409A(a)(2)(v) of the Internal Revenue Code of 1986, as amended.

     6. Subsection 4.2 shall be amended to read in its entirety as follows:

          Section 4.2 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Director and approved by the Board, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Association, that the Director has a medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months and which (1) renders Director unable to engage in any substantial gainful activity or (2) entitles Director to income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the
     Association. If the Director's service is terminated pursuant to this paragraph and Board approval is obtained, the Director shall begin receiving the Disability Benefit annuity in lieu of any Deferred Compensation Benefit which is not available prior to the Director's Benefit Eligibility Date. The annuity shall begin not more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of


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     the  Director's   Elective   Contribution   Account,   measured  upon  such
     determination and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account. In the event the Director dies while receiving payments pursuant to this Subsection, or
     after   becoming   eligible  for  such   payments  but  before  the  actual
     commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 5.l(a) or 5.2(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.

     7. A new Section 4.5 shall be added to read as follows:

          Section 4.5 Change in Control. If a Change in Control occurs prior to the Director's Benefit Eligibility Date and either Director's service as a director of the Association terminates in connection with such Change in Control or the Association directs that such payment be made to Director in connection with the Change in Control, Director shall be paid his Accrued Benefit hereunder in one lump sum within 30 days following his termination of service or the Change in Control, as applicable.

     8. The last sentence of Section 11.5 shall be amended to read in its entirety as follows:

     To the extent permitted under Section 409A of the Code, in the event the Beneficiary has a liability hereunder, the Beneficiary may petition the Association for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

     9. A new Section 11.12 shall be added to read in its entirety as follows:

          Section 11.12 Reference to Controlled Group. With respect to any benefit payable as a result of termination of or separation from employment, termination of or separation from employment shall be determined by reference to the Association and all members of any controlled group (determined under Section 414(b) of the Code) or trades or businesses under common control (determined under Section 414(c) of the Code) that includes the Association.

     10. A new Section 11.13 shall be added to read in its entirety as follows:

          Section 11.13. Restrictions on Payment to Key Employees. To the extent the Director is a "key employee" (as defined in Section 416(i) of the Code determined without regard to paragraph (5) thereof) of a corporation whose stock is publicly traded on an established securities market or otherwise, within the meaning of Section 409A(a)(2)(B)(i) of the Code, no distribution of benefits may commence before the date which is six months after the Director's date of separation from service (or, if earlier, the date of the Director's death).



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     IN WITNESS WHEREOF,  the parties have executed this Amendment as of the day and year first above written.

                                           RIVER VALLEY FINANCIAL BANK





                                           By:  /s/ Matthew P. Forrester
                                              ----------------------------------
                                                Matthew P. Forrester, President


Accepted and Consented to:





/s/ Matthew P. Forrester                   /s/ Charles J. McKay
------------------------------------       -------------------------------------
Matthew P. Forrester                       Charles J. McKay





/s/ Michael J. Hensley                     /s/ Lonnie D. Collins
------------------------------------       -------------------------------------
Michael J. Hensley                         Lonnie D. Collins





/s/ Frederick W. Koehler
------------------------------------
Frederick W. Koehler


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                           Exhibit A Joinder Agreement
                            DIRECTORS' DEFERRAL PLAN
                     DEFERRAL AND DISTRIBUTION ELECTION FORM


Name of  Plan:  River  Valley  Financial  Bank  Director  Deferred  Compensation
                Agreement

Please  complete the following  accurately  with a ballpoint pen: print clearly.
The information you provide should be current as of the date the form is completed. All participants who have fulfilled the eligibility requirements to participate in the plan must complete all sections of the form.

SECTION I. - General Information  (Please complete and review and correct any information as needed.)

-------------------------  ------------------------  -------------------------  ---------------------
Last Name                  First Name                MI                         Sex (M or F)

-------------------------  ------------------------  -------------------------  ---------------------
Social Security Number     Date of Birth             Employee #                 Date of Hire
                           (mmddyy)                  (if applicable)            (mmddyy)

-------------------------  ------------------------
Home phone                 Work phone

--------------------------------------------------------------------------------
Street Address

--------------------------------------------------------------------------------
Mailing Address

-------------------------------------------          ---------------------------        -------------
City                                                 State                              Zip

SECTION II. - Deferral Election (Check Yes & fill in % or check No)

__________     Yes, I want to make pre-tax deferral contributions to the Plan. I authorize the Bank to deduct the following percentage (no more than 100%) of my compensation from each paycheck and to credit that amount to pre-tax deferral portion of my Account:

                    Fee/Salary (if applicable)
         ---------

                    Bonus (if applicable)
         ---------

                    Other
         ---------

__________     No, I do not wish to contribute to the Plan at this time.

SECTION III. - Distribution Election

I hereby designate a one time election to have any distribution of the balance in my Deferred Compensation Account paid to me in installments as designated below:

                    one hundred twenty (120) equal monthly installments.
         ---------



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SECTION IV. - Authorization

I authorize the Bank to effect the elections specified on this Deferral, Investment and Distribution Election form. Any modification or revocation of this Distribution Election as elected by the participant in the signed written statement must be in writing at least twelve (12) months prior to the date of the first scheduled payment and shall not be effective earlier than twelve (12) months after the modification is made. Additionally, such modification shall extend the deferral period for a period of at least five (5) additional years from the date the distribution was scheduled to begin. I understand that my elections will remain in effect until I submit a change according to the provisions of the Plan.



-------------------------------------   ----------------------------------------
Participant                                                   Date